UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC 20549



                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):  December 23, 1998




                     INTERNATIONAL GAME TECHNOLOGY
          (Exact name of registrant as specified in charter)



        Nevada                 001-10684                   88-0173041
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)




               9295 Prototype Drive, Reno, Nevada  89511
               (Address of principal executive offices)

                            (775) 448-7777
         (Registrant's telephone number, including area code)

Item 8.        Change in Fiscal Year

      On December 8, 1998, the Company's Board of Directors resolved to change its fiscal year end from September 30 to the Saturday closest to September 30 beginning in fiscal 1999. The Company will include any transition period information required by the rules and regulations of the Securities and Exchange Commission in the Company's fiscal 1999 Annual Report on Form 10-K.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 23, 1998

                                     INTERNATIONAL GAME TECHNOLOGY



                                     By:/s/ Maureen Imus
                                        Maureen Imus
                                        Chief Financial Officer and
                                        Vice President, Finance